                                                                     Exhibit 6.2

                             ACQUISITION AGREEMENT
                             ---------------------


          THIS ACQUISITION AGREEMENT (the "Agreement"), dated as of February 18, 1999, by and among THE LAWTON-YORK CORPORATION, a Delaware corporation (hereinafter called the "Company"); NORTH ORLANDO SPORTS PROMOTIONS, INC., a Florida corporation (hereinafter called "NOSP"); and the shareholders of NOSP (hereinafter called the "Shareholders").


                                   RECITALS
                                   --------


          WHEREAS, the Shareholders own or control in their respective capacity the right to sell, transfer and exchange all of the issued and outstanding shares of the capital stock of NOSP;

          WHEREAS, the Company wishes to acquire all of the issued and outstanding capital stock of NOSP (hereinafter collectively referred to as the "NOSP Stock") in exchange for 24,003,133 shares of common stock of the Company, par value $0.001, or such greater number of shares of the capital stock of the Company as are necessary to equal, in the aggregate, 85% of the resulting issued and outstanding capital stock of the Company (hereinafter collectively referred to as the "L-Y Common Stock");

          WHEREAS, the Shareholders wish to exchange their interest in NOSP for L-Y Common Stock and it is in the best interest of NOSP for such exchange to occur;

          NOW, THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


                                     TERMS
                                     -----


          1.   Exchange of Securities.  Subject to the terms and conditions
               ----------------------
hereinafter set forth, at the time of the closing referred to in Section 7 hereof (hereinafter called the "Closing Date"), the Company will issue and deliver, or cause to be issued and delivered, to the Shareholders the L-Y Common Stock (which, in the aggregate, shall equal 85% of the resulting issued and outstanding capital stock of the Company) in exchange for which the Shareholders will deliver, or cause to be delivered to the Company, all of the issued and outstanding capital stock of NOSP (hereinafter the "Exchange").

          2.   Representations and Warranties by NOSP.  NOSP represents and
               --------------------------------------
warrants to the Company, all of which representation and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

               a. NOSP is duly organized, validly existing and in good standing under the laws of the State of Florida and has authorized capital stock consisting of 1,000 shares of common stock, with a par value of $1.00 per share, of which 708.33 shares of common stock are presently issued and outstanding.

               b. From the date hereof until the Closing Date, no dividends or distributions of capital, surplus, or profits shall be paid or declared by NOSP (in redemption of its outstanding shares or otherwise), nor shall any additional shares been issued by NOSP.

               c. As of the date hereof and through the Closing Date, NOSP has not experienced any material adverse changes with respect to its business condition (financial or otherwise), results of operations, assets, contracts, liabilities or property.

               d. NOSP has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders to which it or its assets are subject.

               e. NOSP has not violated any law, rule, regulation or order, and is not involved in any pending or threatened litigation, which would materially adversely affect its financial condition, which has not been disclosed to the Company.

               f. NOSP shall not, from the date hereof through the Closing Date, engage in any transaction other than transactions in the normal course of the operation of its business, except as specifically authorized by the Company in writing.

               g. NOSP does not have, nor will it have on the Closing Date, any pension plan, profit sharing plan, or stock purchase plan for any of its employees.

               h. NOSP does not have, nor will it have on the Closing Date, any obligation to issue any additional shares of its capital stock.

          3.   Representations and Warranties by the Shareholders. Each
               --------------------------------------------------
Shareholder represents and warrants to the Company, all of which representation and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

               a. Such Shareholder has, and will have at the Closing Date, good and marketable title to all of the shares of NOSP Stock held by such Shareholder, free and clear of any and all liens or encumbrances.

               b. Such Shareholder has the full power to exchange his shares of the capital stock of NOSP upon the terms provided for in this Agreement.

               c. Such Shareholder understands that (i) the Company is relying upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Section 4 thereof, which relate to "transactions by an issuer not involving any public offering," and applicable regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder; and (ii) the Company is also relying upon the securities laws of any state on the basis that the Exchange is a transaction exempt from the registration requirements of such laws.

               d. That the Company has made available to such Shareholder and his representative, if any, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Exchange and to obtain any additional information desired by the Shareholder concerning the Company.

               e. That the investment by such Shareholder in the L-Y Common Stock is a suitable investment for the Shareholder, given the investment goals and objectives of the Shareholder.

               f. Such Shareholder, either individually or together with his purchaser representative, if one has been retained, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the L-Y Common Stock. The Shareholder understands the effect of accepting the Exchange and the differing rights, restrictions and obligations of a holder of L-Y Common Stock.

               g. Such Shareholder is purchasing the L-Y Common Stock for his own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

               h. Such Shareholder understands that resale or transfer of the L-Y Common Stock will be prohibited indefinitely unless either (i) the Company causes the L-Y Common Stock to be registered under the Securities Act or, (ii) an exemption from such registration is available and such resale or transfer will not otherwise violate federal or state securities laws. Such Shareholder further understands that a legend will be affixed to the certificates representing the L-Y Common Stock setting forth the forgoing limitations.

          4.   Representation and Warranties by the Company.  The Company
               --------------------------------------------
represents, warrants and covenants to the Shareholders, all of which representations and warranties shall be true as of the date of this Agreement and at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

               a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to conduct business in the State of New York and in any other locations where the nature of its activities require such qualification, and has the corporate power to own its properties and carry on its business as now being conducted. As of the date of this Agreement, the Company has authorized capital stock consisting of 7,500,000 shares of common stock, with a par value of $0.01, of which 982,963 shares of common stock are presently issued and outstanding to approximately 149 holders (such number does not include those beneficial owners whose securities are held in street name) and no shares of preferred stock have been issued. On or prior to the Closing Date, the Company will authorize additional shares of common stock in order to permit the Company to issue the L-Y Common Stock to the Shareholders on the Closing Date. On or prior to the Closing Date, but prior to the closing of this Agreement, the Company shall have authorized capital stock consisting of 50,000,000 shares of common stock, with a par value of $0.001, of which 4,235,847 shares of common stock (other than the L-Y Common Stock) shall be issued and outstanding to approximately 149 holders (such number does not include those beneficial owners whose securities are held in street name) and no shares of preferred stock shall have been issued. No other securities of the Company, other than the above described shares, are or will be issued, outstanding or agreed to be issued as of the date hereof and on the Closing Date.

               b. The Company has all of the necessary corporate power and authority to execute, deliver and perform this Agreement and to issue and deliver the L-Y Common Stock and any other shares of the Company's common stock required to be delivered hereunder.

               c. The financial statements of the Company prepared by Company for the twelve months ended January 31, 1999, attached hereto as Schedule 4.c, constitute true and correct statements as of such date of the financial condition of the Company and of its assets, liabilities and income, prepared in accordance with generally accepted accounting principles consistently applied and that from such date and until the Closing Date, no dividends or distributions of capital, surplus, or profits has been, or will be, paid or declared by the Company (in redemption of its outstanding shares or otherwise) and no additional shares have been, or will be, issued by the Company.

               d. Since January 31, 1999, the Company has not experienced any material adverse changes with respect to its business condition (financial or otherwise), results of operations, assets, contracts, liabilities or property.

               e. The Company has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders or to which it or its assets are subject.

               f. The Company has not violated any law, rule, regulation or order, and is not involved in any pending or threatened litigation, which would materially adversely affect its financial condition as shown by its balance sheet dated January 31, 1999 (Schedule 4.c hereto), which has not been provided for on such balance sheet, referred to in such balance sheet or disclosed, in writing, to NOSP.

               g. The Company shall not, from the date hereof through the Closing Date, engage in any transaction other than transactions in the normal course of the operation of its business, except as specifically authorized by NOSP in writing.

               h. The Company does not have, nor will it have on the Closing Date any pension plan, profit sharing plan, or stock purchase plan for any of its employees.

               i. Neither the execution or delivery of this Agreement, nor the issuance of the L-Y Common Stock or other shares to be issued hereunder, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or which the Company is bound or by which any of its property is bound.

               j. The L-Y Common Stock deliverable hereunder will, upon their delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

               k. All of the outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and non-assessable. In 1969, the Company made an initial public offering of 2,500,000 shares of common stock, pursuant to which it issued 1,440,000 shares of common stock which were registered under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's stock is presently and will, as of the Closing Date, be trading on the OTC Bulletin Board under the symbol "LWTN".

               l. The Company and its subsidiaries, if any, have complied with all applicable federal and state laws, rules and regulations, including, without limitation, the requirements of the Exchange Act and the Securities Act.

               m.   [RESERVED]

               n. As of the Closing Date, the Company will have paid all outstanding obligations of the Company relating to sales tax, use tax, Social Security Tax, Federal Income Withholding Tax, all Federal and State income tax, workmen's compensation and unemployment compensation taxes of the Company.

               o. The Company hereby acknowledges that the shares of NOSP to be exchanged for the L-Y Common Stock are not registered under the Securities Act or the laws of any other jurisdiction and are subject to restrictions on their transfer and resale under applicable federal and state law.

               p. The Company understands that (i) in agreeing to transfer their NOSP Stock to the Company in the Exchange, the Shareholders are relying upon an exemption from registration under the Securities Act, as set forth in
Section 4 thereof, which relate to private resales of restricted securities; and
(ii) the Shareholders are also relying upon the securities laws of any state on the basis that the Exchange is an isolated transaction exempt from the registration requirements of such laws.

               q. That NOSP has made available to the Company the opportunity to ask questions of and receive answers from NOSP concerning the terms and conditions of the Exchange and to obtain any additional information from NOSP or the Shareholders desired by the Company concerning NOSP or the Shareholders.

               r. That the investment by the Company in the NOSP Stock is a suitable investment for the Company, given the investment goals and objectives of the Company.

               s. The Company has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the NOSP Stock. The Company understands the effect of accepting the Exchange and the differing rights, restrictions and obligations of a holder of NOSP Stock.

               t. The Company has had access to and has thoroughly reviewed all documents and instruments, including but not limited to the Certificate of Incorporation, as amended, and the Bylaws of NOSP, and have been able to obtain such information, and has had the opportunity to ask all questions of, and receive answers from NOSP and the Shareholders, which it deems necessary or relevant to an investment in the NOSP Stock and has utilized such opportunity to the extent deemed necessary by the Company to allow it to make a fully informed decision to purchase the NOSP Stock described herein. The Company acknowledges that information previously provided to it by NOSP and/or the Shareholders includes projections which have been utilized by NOSP and its Board for internal planning and strategic purposes and such projections have not been prepared for purposes of offering or selling securities to the Company or to others, that actual operating results of NOSP will likely vary (possibly substantially) from those reflected in any such projections, and that the Company has not relied upon any such projections in making its decision to enter into this Agreement.

               u. The Company is purchasing the NOSP Stock for its own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

               v. The Company understands that resale or transfer of the NOSP Stock will be prohibited indefinitely unless the NOSP Stock is registered under the Act or an exemption from such registration is available and such resale or transfer will not otherwise violate federal or state securities laws. The Company further understands that a legend will be affixed to the certificates representing the NOSP Stock setting forth the forgoing limitations.

               w. The Company is domiciled and has its principle headquarters in the State of New York.

               x. The Company has relied solely upon written materials and investigations made by the Company in making the decision to acquire the NOSP Stock, and has not relied upon undocumented representations of NOSP or the Shareholders.

               y. Certified copies of the Articles of Incorporation and the By-Laws for the Company have heretofore been furnished by the Company to the Shareholders and such documents are true and correct copies of the Articles of Incorporation and the By-Laws of the Company and include all amendments thereto through the date hereof.

          5.   Conditions to the Obligations of the Company.  The obligations of
               --------------------------------------------
the Company hereunder are subject to the following conditions:

               a. The Company shall not have discovered any material error or misstatement in any of the representations and warranties made by the Shareholders or NOSP and all of the terms and conditions of this Agreement to be performed and complied with prior to the Closing Date have been performed and complied with on or prior to the Closing Date.

               b. There have been no substantial adverse change in the condition (financial, business or otherwise) of NOSP from the date hereof to the Closing Date, except for changes resulting from operations in the usual and ordinary course of business.

          6.   Conditions to the Obligations of the Shareholders and NOSP.  The
               ----------------------------------------------------------
obligations of the Shareholders and NOSP hereunder are subject to the following conditions:

               a. The Shareholders or NOSP shall not have discovered any material error or misstatement in any of the representations, warranties or covenants made by the Company herein and all the terms and conditions of the Agreement to be performed and complied with by the Company herein to the Closing Date have been performed and complied with on or prior to the Closing Date.

               b. There have been no substantial adverse changes in the conditions (financial, business or otherwise) of the Company from January 31, 1999, to the Closing Date, except for (i) changes resulting from operations in the usual and ordinary course of business and (ii) the sale of its business assets in accordance with the terms of the Asset Purchase Agreement attached hereto as Exhibit 6.b. by and between the Company and Joel Cavalier.

               c. The Shareholders shall have received the opinion of G. David Gordon & Associates, P.C., counsel for the Company, to the effect and in the form described in Schedule 6.c hereto.

               d. The responses of the Company to the Due Diligence Checklist, in the form attached hereto as Exhibit 8.a.(7), and all exhibits, attachments and disclosures thereto, shall have been received by the Shareholders and NOSP and shall be satisfactory to the Shareholders and NOSP, in their sole and absolute discretion.

               e. The Company shall have properly taken such corporate action as is required to amend its Certificate of Incorporation to change its name from "The Lawton-York Corporation" to "AuctionAnything.com, Inc.", to increase its authorized capital stock to 50,000,000 shares of common stock, and to reduce the par value of such common stock to $0.001 per share; and the Company shall have properly filed with the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to effect the foregoing amendments.

               f. The Company shall have properly, and in accordance with all applicable federal and state laws, statutes, rules, regulations and orders, concluded its pending offering of securities under Rule 504 of Regulation D, promulgated under the Securities Act.

          7.   Closing Date.  The closing shall take place on, or prior to,
               ------------
March 9, 1999 (the "Closing Date"), at the offices of Baker & Hostetler LLP, or at such other time and place as the parties hereto shall mutually agree.

          8.   Actions at Closing.  At closing, the Company and the Shareholders
               ------------------
will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1 of this Agreement, and each party shall pay any and all taxes required to be paid in connection with the issuance and delivery of its own securities. All share certificates shall be in the name of the party to which the same are deliverable except the Shareholders' shares, which shall be accompanied by a stock power executed in blank.

In addition, the following shall occur at Closing:

               a.   the Company will deliver to the Shareholders:
                    --------------------------------------------

                    (1) Duly certified copies of all corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement.

                    (2) The opinion of G. David Gordon & Associates, P.C., counsel for the Company, as provided for in Section 6.c hereof.

                    (3) A Certificate executed by a principal officer and each director of the Company attesting that all of the representations and warranties of the Company are true and correct as of the Closing Date, and that all of the conditions to the obligations for the Shareholders to be performed by the Company have been performed as of the Closing Date.

                    (4) A Certificate of Incumbency and signatures of the officers of the Company dated as of the date of this Agreement.

                    (5) The written resignations of all directors and such officers and auditors of the Company as are required by the Shareholders, which resignations will contain an acknowledgment from each of them that they have no claims against the Company for loss of office, unpaid compensation, or otherwise.

                    (6) All registration certificates, statutory books, minute books and common seal of the Company, all accounts books and all documents and papers in connection with the affairs of the Company and all documents of title relating to the Company's assets (unless already in the possession of the Shareholders) as are required by the Shareholders.

                    (7) The Due Diligence Checklist, the form of which is attached hereto as Exhibit 8.a(7), executed by a principal officer and each director of the Company attesting that all of the information, documents, instruments, representations and disclosures are true, accurate, correct and complete in all material respects as of the Closing Date.

                    (8) Duly certified copies of the Certificate of Amendment of the Certificate of Incorporation of the Company, properly filed with the State of Delaware, evidencing the change of its name from "The Lawton-York Corporation" to "AuctionAnything.com, Inc.", the increase to its authorized capital stock to 50,000,000 shares of common stock, and the reduction to the par value of such common stock to $0.001 per share.

               b.   The Shareholders will deliver to the Company:
                    --------------------------------------------

                    A Certificate of the Shareholders signed by each Shareholder that each of the representations and warranties of the Shareholders are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company to be performed by the Shareholders have been performed as of the Closing Date.

               c.   NOSP will deliver to the Company:
                    --------------------------------

                    A Certificate executed by a principal officer of NOSP attesting that all of the representations and warranties of NOSP are true and correct as of the Closing Date, and that all the conditions to the obligations for the Company to be performed by NOSP have been performed as of the Closing Date.

          9.   Confidential Information; Delivery; Return; Non-Disclosure.
               ----------------------------------------------------------

               a.   Delivery of Information. Until the earlier of the Closing
                    -----------------------
Date or the termination of this Agreement (such date hereinafter the "Termination Date"), pursuant to the terms of this Agreement:

                    (1) NOSP has provided and will provide the Company and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Company Representatives") with full access, upon reasonable prior notice, to all officers, employees and accountants of NOSP and its subsidiaries and to their assets, properties, contracts, books, records and all such other information and data concerning the business and operations of NOSP as the Company Representatives reasonably may request in connection with such investigation, but only to the extent that such access does not unreasonably interfere with the business and operations of NOSP.

                    (2) the Company has provided and will provide the Shareholders and NOSP and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "NOSP Representatives") with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and its subsidiaries and to their assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Company and its subsidiaries as the NOSP Representatives reasonably may request in connection with such investigation.

               b.   Acknowledgments; definitions:
                    ----------------------------

                    (1) The Company has been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of NOSP and/or the Shareholders (the "NOSP Confidential Information"). As used herein, the term "NOSP Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Company by NOSP or the Shareholders, regarding their products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training, devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to the Company which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret, including all information relating (directly or indirectly) to the material set forth in the NOSP business plan delivered or to be delivered to the Company and all other information defined as "high technology" by applicable Florida law.

                    (2) NOSP and/or the Shareholders have been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Company (the "Company Confidential Information") As used herein, the term "Company Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to NOSP and/or the Shareholders regarding its products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training, devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to NOSP and/or the Shareholders which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret.

                    (3) Reference to "Confidential Information" herein shall include and relate to both NOSP Confidential Information and the Company Confidential Information.

                    (4) As used herein, the term "Trade Secret" shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the other party's businesses and which provides such party's business an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. For purposes of interpretation hereunder the following shall apply:

          Irrespective of novelty, invention, patentability, the state of the prior art, and the level of skill in the business, art or field to which the subject matter pertains, when the owner thereof takes measures to prevent it from becoming available to persons other than those selected by the owner to have access thereto for limited purposes, a trade secret is considered to be secret, of value, for use or in use by the business, and of advantage to the business, or providing an opportunity to obtain an advantage, over those who do not know or use it.

                          In addition, a "Trade Secret" shall include
information (not readily compiled from publicly available sources) which has been made available by NOSP and/or the Shareholders to the Company or by the Company to NOSP and/or the Shareholders, as the case may be, during the course of their involvement with each other, including but not limited to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of all persons who have applied or been recruited for employment, for either or both permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the disclosing party, as well as specific job listings from companies with whom the disclosing party does, or attempts to do, business, as well as mailing lists, computer runoffs, financial or other information not generally available to others.

               c.   Non-Disclosure; the Company:
                    ---------------------------

                    (1) The Company, for itself, its officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to the Company) agrees that it will not at any time during or after the termination or expiration of this Agreement, except as authorized or directed herein or in writing by NOSP and/or the Shareholders, use for the Company's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Company receives any benefit therefrom), any NOSP Confidential Information.

                    (2) The Company will take all actions necessary to ensure that the NOSP Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of the Company's employees, officers and/or directors who are actually engaged in the evaluation of the NOSP Confidential Information; provided,
                                                                --------
however, the Company acknowledges and agrees that it shall be responsible and
-------
held liable for the actions or inactions of such employees, officers and directors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the NOSP Confidential Information.

                    (3) The Company understands that if it discloses to others, use for its own benefit (other than as part of an agreement with NOSP and the Shareholders, which contemplates such use) or for the benefit of any person or entity other than NOSP and/or the Shareholders, copies or makes notes of any such NOSP Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Company by NOSP and the Shareholders and will constitute a breach of this Agreement and render the Company responsible for any and all damages suffered by NOSP and/or the Shareholders as a result thereof.

                    (4)   Provided, however, notwithstanding the foregoing, the
                          --------  -------
terms of this subsection (c) shall not be applicable to any information which the Company is compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities).

               d.   Non-Disclosure; NOSP and the Shareholders:
                    -----------------------------------------

                    (1) NOSP and the Shareholders, for themselves, their officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to NOSP and the Shareholders) agree that they will not at any time during or after the termination or expiration of any agreement or negotiations for an agreement with the Company, except as authorized or directed herein or in writing by the Company, use for NOSP and the Shareholders' own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not NOSP and the Shareholders receive any benefit therefrom), any Company Confidential Information.

                    (2) NOSP and the Shareholders will take all actions necessary to ensure that the Company Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of NOSP and/or the Shareholders' own employees, officers and/or directors who are actually engaged in the evaluation of the Company Confidential Information; provided, however, NOSP and the Shareholders
                                  --------  -------
acknowledge and agree that they shall be responsible and held liable for the actions or inactions of such employees, officers and directors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Company Confidential Information.

                    (3) NOSP and the Shareholders understand that if they disclose to others, uses for their own benefit (other than as part of an agreement with the Company, which contemplates such use) or for the benefit of any person or entity other than the Company, copies or makes notes of any such Company Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon NOSP and the Shareholders by the Company and will constitute a breach of this Agreement and render NOSP and the Shareholders severally responsible for any and all damages suffered by the Company as a result thereof.

                    (4)   Provided, however, notwithstanding the foregoing, the
                          --------  -------
terms of this subsection (d) shall not be applicable to any information which the NOSP and /or the Shareholders are compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities).

               e.   Return of Information:
                    ---------------------

                    (1) At any time after the Termination Date, upon request of NOSP or any Shareholder, the Company will, and will cause the Company Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to NOSP all NOSP Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Company or any Company Representative. An authorized officer supervising such destruction shall certify such destruction in writing to NOSP.

                    (2) At any time after the Termination Date, upon request of the Company, the Shareholders and/or NOSP will, and will cause the NOSP Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Company all Company Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by a Shareholder, NOSP or NOSP Representatives. An authorized officer supervising such destruction shall certify such destruction in writing to the Company.

          10.  Equitable Relief. The Company and the Shareholders agree that
               ----------------
money damages would not be a sufficient remedy for any breach of any provision set forth in Section 9 by the other, and that, in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

          11.  Conduct and Business.
               --------------------

               a. Between the date hereof and the Closing Date, NOSP shall conduct its business in the same manner in which it has heretofore been conducted, and the Shareholders will not permit NOSP to (1) enter into any contract, agreement, arraignment, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of NOSP without first obtaining the written consent of the Company.

               b. Between the date hereof and the Closing Date, the Company shall conduct its business in the same manner in which it has heretofore been conducted, and the Company will not (1) enter into any contract, agreement, arraignment, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Company without first obtaining the written consent of NOSP. Further, also during such time period, the Company hereby agrees that neither the Company nor any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act) will, and the Company and they will not assist or encourage others to, directly or indirectly, (1) sell or dispose of or agree, offer, seek or propose to sell or dispose of (or request permission to do so from any person) ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of (x) any of the assets or business of the Company, (y) any securities of the Company (whether outstanding or to be issued) or (z) any rights or options to acquire such ownership (including to or from a person other than the Company), or (2) enter into any discussions, negotiations, arrangements or understandings with any person or entity with respect to any of the foregoing. The restrictions contained in the forgoing sentence shall not be applicable to ordinary brokerage or trading transactions by a securities broker or dealer or purchases by an institutional investor solely for investment purposes aggregating less than 5% of the Company's outstanding voting securities.

               12.  No Public Disclosure.
                    --------------------

                    a. NOSP and the Shareholders hereby acknowledge that they are aware (and that the NOSP Representatives who have been apprised of this Agreement and the Shareholders' consideration of the Exchange have been, or upon becoming so apprised will be, advised) of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company with a class of securities registered under the Exchange Act. In this regard, each such Shareholder agrees that while it is in possession of material nonpublic information with respect to the Company and its subsidiaries, the Shareholder will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws.

                    b. Without the prior written consent of the other, neither the Shareholders or NOSP, on the one hand, nor the Company, on the other, will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations are taking place concerning the Exchange, the existence or contents of this Agreement or any prior correspondence relating to this transaction, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other party) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

               13.  Brokerage Fee. Each party hereto represents that no brokers
                    -------------
have been employed in this transaction for which the other party could or will become liable.

               14.  Agreement to Indemnify. Subject to the terms and conditions
                    ----------------------
of this Section, the Company hereby agrees to indemnify, defend and hold NOSP and the Shareholders harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by NOSP or the Shareholders by reason of or resulting from a breach of (i) any representation or warranty given by the Company contained in or made pursuant to this Agreement, or (ii) any provision set forth in this Agreement by the Company.

                    Subject to the terms and conditions of this Section, NOSP hereby agrees to indemnify, defend and hold the Company harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company by reason of or resulting from a breach of (i) any representation or warranty given by NOSP contained in or made pursuant to this Agreement, or (ii) any provision set forth in this Agreement by the Shareholders or NOSP.

               All of the foregoing are hereinafter collectively referred to as "Claims" and singularly as a "Claim."

               a.   Conditions of Indemnification. The obligations and
                    -----------------------------
liabilities of NOSP and the Company with respect to Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                    (1) The party hereto seeking indemnification (the "Indemnitee") will give the other party hereto (the "Indemnitor") notice of any such Claim reasonably promptly after the Indemnitee receives notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing.

                    (2) In the event that the Indemnitor, within ten (10) business days after notice of any such Claim, fails to defend such Claim, the Indemnitee will (upon giving written notice to the Indemnitor) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                    (3) Anything in this Section to the contrary notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right to defend, compromise or settle such Claim, in good faith, on behalf of and for the account and risk of the Indemnitor. However, the Indemnitee shall not, without the Indemnitor's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include an unconditional release from all liability in respect of such Claim, other than liability specified in the settlement, from the claimant or plaintiff to the Indemnitor and the Indemnitee. To the greatest extent reasonably possible, the parties shall attempt to obtain general releases from such plaintiff or claimant.

          15.  Cost and Expenses. Each party hereto shall pay its own costs and
               -----------------
expenses incident to the negotiation and preparation of this Agreement and to the consummation of the transaction contemplated herein.

          16.  Miscellaneous.
               -------------

               a.   Waiver; Strict Construction. No change or modification of
                    ---------------------------
this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

               b.   Entire Agreement. This Agreement, together with all
                    ----------------
schedules and exhibits, sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, between the Company and NOSP.

               c.   Headings. The headings in this Agreement are inserted for
                    --------
convenience of reference only and are not to be used in construing or interpreting the provisions of this Agreement.

               d.   Counterparts. This Agreement may be executed in two or more
                    ------------
identical counterparts, each of which will be deemed an original and all of which will constitute one instrument.

               e.   Construction. Unless the context clearly otherwise requires
                    ------------
the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

               f.   Severability. If a covenant or provision provided in this
                    ------------
Agreement is deemed to be contrary to law, that covenant or provision will be deemed separable from the remaining covenants and provisions of this Agreement, and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law.

               g.   Computation of Time. Whenever the last day for the exercise
                    -------------------
of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Florida or federal, the party having the privilege or duty will have until 5:00 p.m. Eastern Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

               h.   Interpretation. No provision of this Agreement will be
                    --------------
construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

               i.   Governing Law. This Agreement and the obligations of the
                    -------------
parties hereunder will be interpreted, construed, and enforced in accordance with the Laws of the State of Florida, and the parties hereto specifically consent to the jurisdiction and venue of the courts in Orange County, Florida.

               j.   Attorneys' Fees. In the event a lawsuit is brought by either
                    ---------------
party to enforce or interpret the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under Florida law.

               k.   Assignment. This Agreement shall not be assignable by either
                    ----------
party without the prior written consent of the other.

               l.   Notices. All notices, requests, instructions or other
                    -------
documents to be given hereunder shall be in writing and sent by registered mail:

If to the
Shareholders then:            To the names and addresses set out on the
                              signature page under the heading "Shareholders."

If to NOSP, then:             North Orlando Sports Promotions, Inc.
                              550 Devonshire Boulevard
                              Longwood, Florida 32750
                              Attn:  President

with copies to:               Baker & Hostetler LLP
                              200 S. Orange Ave., Suite 2300
                              Orlando, Florida 32801
                              Attn:  Kenneth C. Wright, Esq.

If to the Company, then:      The Lawton-York Corporation
                              65-55 Woodhaven Boulevard
                              Flushing, New York 11374-5097
                              Attn:  President

with copies to:               Matthew J. Cavalier, Esq.
                              65-55 Woodhaven Boulevard
                              Flushing, New York 11374-5097


               m.   Benefit and Burden. This Agreement shall inure to the
                    ------------------
benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, successors and assigns, and personal and legal representatives.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, on the date first written above, the parties hereto have duly executed this Agreement and the Company and NOSP have caused their corporate seal to be affixed hereto as of the date and year first above written.

                                         "COMPANY"

                                         THE LAWTON-YORK CORPORATION,
                                         a Delaware corporation


                                         By: /s/ Joel E. Cavalier
                                             --------------------------------
                                             Joel E. Cavalier, President

ATTEST:

/s/ Nancy Scalia-Dunn
----------------------------------
Nancy Scalia-Dunn, Secretary

                                         "NOSP"

                                         NORTH ORLANDO SPORTS PROMOTIONS,
                                         INC., a Florida corporation


                                         By: /s/ Raymond J. Hotaling
                                             --------------------------------
                                             Raymond J. Hotaling, President

ATTEST:

/s/ Dennis A. Kurir
----------------------------------
CEO


                                         "SHAREHOLDERS"


                                         /s/ Raymond J. Hotaling
                                         ------------------------------------
                                         Raymond J. Hotaling, Shareholder



                                         /s/ Dennis A. Kurir
                                         ------------------------------------
                                         Denny Kurir, Shareholder



                                         /s/ Martin M. Meads
                                         ------------------------------------
                                         Martin Meads, Shareholder

                                 SCHEDULE 6.c



                                 March 9, 1999


North Orlando Sports Promotions, Inc.
Raymond J. Hotaling
Denny Kurir
Martin M. Meads
550 Devonshire Boulevard
Longwood, FL 32750

     Re: Acquisition Agreement, dated February 18, 1999 (the "Agreement"), among The Lawton-York Corporation (now known as AuctionAnything.com, Inc.), a Delaware corporation (the "Company"), North Orlando Sports Promotions, Inc., a Florida corporation ("NOSP"), and Raymond J. Hotaling, Denny Kurir, and Martin M. Meads, the shareholders of NOSP (the "Shareholders").

Gentlemen:

     I have acted as counsel to the Company in connection with the (i) execution and delivery of the Agreement and (ii) consummation of the transactions contemplated thereby. All capitalized terms used herein which are defined in the Agreement and are not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. As used herein, "Shares" shall mean the shares of common stock of the Company issued to the Shareholders at the Closing, as contemplated by the Agreement.

     As a basis for rendering the opinions contained herein, I advise you that I have examined (i) the Agreement (and the attachments thereto), (ii) the documents referenced in the Agreement (together with the Agreement, the "Documents"), (iii) the Due Diligence Checklist prepared by the Company (and the exhibits and attachments thereto), (iv) originals or copies certified to my satisfaction of the Certificate of Incorporation and all amendments thereto (as amended, the "Certificate") and the by-laws of the Company (as amended, the "By-Laws"), and (v) other corporate records, documents and instruments of the Company and certificates of public officials and officers of the Company, as I have deemed necessary for purposes of rendering my opinions.

     I also have assumed the due execution and delivery by, and enforceability against, NOSP and the Shareholders of all of the instruments executed and delivered by them under the Agreement.

North Orlando Sports Promotions, Inc.
Raymond J. Hotaling
Denny Kurir
Martin M. Meads
March 9, 1999
Page 2
-------------------------------------

     Based upon the foregoing and in reliance thereon, and subject in all respects to the qualifications and limitations set forth herein, I am of the opinion that:

          1. The Company is duly organized, validly existing and in good standing under the laws of Delaware, has full power and authority (corporate and otherwise) to own, lease and operate its properties and conduct its business, and is duly qualified as a foreign corporation for the transaction of business and is in good standing in the State of New York and in each other jurisdiction where the conduct of its business makes such qualification necessary.

          2. The Company has full right, power and authority to enter into the Agreement and to perform all of its obligations thereunder or contemplated thereby.

          3. The authorized capital stock of the Company (after giving effect to the transactions contemplated by the Agreement) consists of 50,000,000 shares of common stock with a par value of $0.001 ("Common Stock"). Each Share has been duly and validly issued and is fully paid and nonassessable. There exist no liens, charges, claims, encumbrances, or restrictions (other than those required by applicable securities laws) with respect to the Shares. The Company has paid all transfer taxes, if any, in respect of the issuance of the Shares. No holder of any of the Shares will be subject to personal liability by reason of being such a holder. None of the Shares are subject to preemptive or any other similar rights of the shareholders of the Company. Other than those which have been disclosed in writing to the Shareholders, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its Common Stock or other capital stock or other securities of the Company.

          4. The Agreement has been duly authorized, executed and delivered by the Company and is the valid and legally binding obligation of the Company and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, general principles of equity and the valid exercise of police power.

          5. Neither the (i) execution and delivery of the Documents, (ii) compliance with the terms thereof, nor (iii) consummation of the transactions contemplated thereby conflicts with, results in a breach of or constitutes a default under the Certificate or the By-Laws of the Company or any other agreement to which the Company is a party or any order, judgement, instrument, or decree applicable to it or under which it or its properties are bound.

          6. The Company is not in violation or breach of: (i) the Certificate or the By-Laws; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets, properties

North Orlando Sports Promotions, Inc.
Raymond J. Hotaling
Denny Kurir
Martin M. Meads
March 9, 1999
Page 3
-------------------------------------

or businesses may be subject; (iii) any statute, rule, regulation or ordinance; or (iv) any judgment, decree, or order applicable to the Company. There are no legal or regulatory, administrative or governmental charges, actions, suits, proceedings, claims, hearings or any investigations, before or by any court, governmental authority, or instrumentality (or any state of facts which would give rise to thereto) pending or threatened against the Company, or involving its assets or properties or any of its officers or directors.

          7. The disclosures provided to the Shareholders and NOSP in the Company's responses to the Due Diligence Checklist and in other documents provided by the Company (the "Responses") are accurate in all material respects, and such Responses fairly present in all material respects the information required to be disclosed. There are no contracts or other documents of a character required to be described or referred to in the Responses other than those described or referred to therein. No default exists in the due performance or observance of any term, covenant or condition of the contracts, agreements or documents referred to in the Responses to which the Company is party or by which the Company is bound or to which any of its assets, properties or businesses is subject. I am familiar with all contracts and other documents referred to in the Responses and have participated in the preparation of the Responses and conferences of the Company, and nothing has come to my attention to cause me to have reason to believe that the Responses contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     For the purposes of this opinion, I have assumed the following:

          1. All parties other than the Company have the power (corporate or otherwise) to enter into and perform all obligations under the Documents executed, completed and delivered by them.

          2. Due authorization by all requisite action, corporate or otherwise, of the execution and delivery of the Documents and due and proper execution, delivery, validity and binding effect thereof, in each case by and against all parties other than the Company.

          3. All parties other than the Company are duly organized, validly in existence and in good standing in their respective jurisdictions of incorporation or formation.

          4. The due execution of all Documents, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to us as and represented to be certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, and the authenticity of all such documents.

North Orlando Sports Promotions, Inc.
Raymond J. Hotaling
Denny Kurir
Martin M. Meads
March 9, 1999
Page 4
-------------------------------------

     The opinions expressed herein are made as of the date hereof and I undertake no obligation to inform you of any changes, legal or factual, which occur or which may come to my attention after the date hereof and which might impact the opinions herein set forth.

     In rendering this opinion, I am not expressing any opinion with respect to
(i) any statute, law, ordinance, rule or regulation, or (ii) any notice to, filing with, or permit, authorization or approval of, any court, agency or body, in each case other than those of the United States of America and the States of Delaware and New York. I assume no responsibility with respect to the application to the transaction described herein, or the effect thereon, of the statutes, laws, ordinances, rules and regulations of any other jurisdiction.

     This opinion is rendered only to you and is solely for your benefit in connection with the above-referenced transaction. This opinion may not be relied upon by you for any other purpose or furnished to or relied upon by any other person, firm or corporation for any purpose without my prior written consent.


                                        Very truly yours,



                                        Matthew J. Cavalier, Esq.

                                EXHIBIT 8.(a)7

                            DUE DILIGENCE CHECKLIST

                                ACQUISITION OF
                  THE LAWTON-YORK CORPORATION (the "COMPANY")


          Set forth below is a schedule of information, documents, instruments, representations and disclosures required from THE LAWTON-YORK CORPORATION for our due diligence investigation relating to the potential merger of THE LAWTON-YORK CORPORATION with NORTH ORLANDO SPORTS PROMOTIONS, INC. Please provide all such information requested as an attachment to this checklist by referring to each related paragraph, section and subsection, as indicated below. If any item set forth below is not applicable to The Lawton-York Corporation, please mark "N/A" on your response letter after the corresponding section and subsection numbers. If a response is "none," please so state.

I.     CORPORATE ORGANIZATION
       ----------------------

          1.  Certificate of Good Standing for the Company.

          2. Certified copy of the Company's Articles of Incorporation (including all amendments).

          3.  Copy of the Company's Bylaws.

          4. Copy of the corporate record books of the Company including copies of minutes of all meetings of Directors, Shareholders, and Committees of the Board of Directors.

          5. Certificates of Qualification from all states in which the Company conducts business.

          6.  Copies of records of any related or affiliated entities.

          7. Copies of any reports prepared by management of the Company for presentation to the Board of Directors since January of 1994.

          8.  Names under which the business is and has been conducted.

          9. Resumes of the officers, directors, key personnel and five percent shareholders (principal shareholders), with a minimum of five years of background for each.

          10. Descriptions of all mergers, acquisitions, or other transactions in which other existing businesses were acquired.

          11. Descriptions of all transactions in which any subsidiaries, divisions, or substantial assets and equipment were sold or otherwise transferred.

          12. All specific and/or general plans or agreements for future acquisitions or dispositions.

II.    THE COMPANY
       -----------

          1. A schedule of information for the Company, including a brief business description, major products or services of the Company, a list of the jurisdictions where the Company is qualified to do business, and the jurisdictions where the Company owns or leases properties or maintains an office.

          2.  A copy of any existing business plan.

          3. Copies of any studies, reports, or analyses of the Company, its services, products, business strategies, acquisitions or prospectus prepared by the Company, management consultants, financial concerns, or others within the past three (3) years.

          4. List of all customers which, during the most recent three (3) fiscal years, accounted for five percent (5%) or more of the Company's revenues, and the amount and percentage of revenues to each on an annual basis.

          5. List of all suppliers which, during the most recent three (3) fiscal years, accounted for five percent (5%) or more of the Company's purchase of products, supplies, equipment or parts, showing how much is purchased annually from each supplier and the total amount purchased by the Company for the last three (3) fiscal years.

          6.  Catalogues, advertising and other product/service literature.

          7. Copies of press releases disseminated by the Company for the last three (3) years.

          8. A complete description of present and projected research and development activities.

          9. Copies of all patents, technical information, trade marks, trade names, franchises, copyrights, trade secrets, technology and licenses used by the Company or owned by it or any of its principals or subsidiaries.

          10. Copies of all major contracts entered into by the Company.

          11. Description of the nature of the Company's business or businesses.

          12. Description of proposed changes and emphasis in direction of business.

          13. Description of all geographical areas served by the Company.

          14. Description and disclosure of intentions to enlarge present area of distribution and/or service and manner in which such expansion is to be conducted.

          15. Disclosure of the method of distribution, service and sales of the Company.

          16. Copies of all written agreements relating to the Company's distribution, service and sales, including any distributorship agreements, licensing arrangements and contracts with sales persons, franchisees and/or representatives.

          17. Disclosure of the likelihood that any product of any supplier could no longer be readily procurable from such supplier and the effect on the Company.

          18. Disclosure of any current or foreseen dependency upon a single source of product, raw material or service.

          19. Disclosure of whether or not the services of subcontractors or processors are utilized for the Company's products or sub-assembly components and the availability of substitutes.

          20. Disclosure of whether or not there are any long-term contracts with any third parties.

          21. A list of competitors and their principal products or services and a description of the nature of the competition.

          22. The Company's approximate rank, if any, in the industry for any total revenues, and whether the Company is a significant factor in these industries.

          23. Disclosure of the extent to which competitors are currently or foreseen to be better established, better known or possess greater financial and technical resources.

          24. Disclosure of the ease, or difficulty, of entry into the Company's principal fields of business.


III.   SECURITIES AND PUBLIC REPORTS
       -----------------------------

          1.  Stock transfer ledger.

          2. Federal and state securities registrations and filings, including but not limited to registration statements, Form 10-KSB's, Form 10-QSB's, Form 8-K's, Form 3's, Form 4's, Form 5's, Schedule 13D's, and
          Schedule 13G's.

          3. A summary of all outstanding securities, including any stock options and warrants, together with copies of documentation and agreements evidencing same. In addition to the foregoing, please indicate the number of authorized and outstanding securities; the total number of holders; a list of holders; the names, resident addresses, and holdings of the 10 largest holders; and the total amount of shares reserved for the exercise of warrants, options, or for the conversion of any security.

          4. Copies of any shareholder agreements, voting trust agreements, registration rights agreement or similar arrangements.

          5. Specimen copies of all outstanding and authorized equity and debt securities, including any warrants or options.

          6. A description of any and all private placements, public sales or other offerings or sales of the Company's securities. Please include in such description copies of all relevant documents, the names and occupations of the purchasers or offerees, as the case may be, the related dates of such transactions and all other material and information related there to.

          7. Disclosure of any private placements or public offerings contemplated for the future.


IV.    FINANCIAL, ACCOUNTING MATTERS AND REPORTS
       -----------------------------------------

          1. Copies of the Company's federal income tax returns for the past three (3) fiscal years.

          2. Copies of the Company's audited and unaudited financial statements (balance sheets, profit and loss statements, related statements of stockholders' equity and cash flow, etc.) for the last three (3) years, including interim statements prepared by the Company or management for review by the Board of Directors.

          3. A schedule of contingent liabilities and obligations of the Company not appearing on the current balance sheet, including unasserted and/or threatened claims, leases, letters of credit, etc.

          4. Copies of any IRS or other tax rulings relating to the Company, its products, services, properties, acquisitions, or other similar transactions or reorganizations.

          5. An aging of accounts receivable and payable, including any loans made to, or by, the Company during the past three (3) years, together with all relevant documentation.

          6.  Depreciation Schedule.

          7.  Responses of counsel to auditors' inquiries.

          8. Copies of management letters for the three (3) most recent fiscal years.

          9. Description of any long-term or short-term debt of the Company and disclosure of whether or not any such debt has been guaranteed. If guaranteed, describe by whom and the relationship of the guarantors to the Company.

          10. Disclosure of whether or not the Company is a guarantor of any obligation. If so, description of the related debtors and creditors and the circumstances relating to the guaranty.

          11. An explanation of any abnormal, non-recurring, or unusual items in the Company's financial statements.

          12. Information regarding any contingent or possible liabilities not shown on the balance sheet.

          13. A schedule of inventory.

          14. A detailed statement regarding the source and application of funds.

          15. Disclosure of whether or not the Company auditors are independent.

          16. Disclosure of any change in accounting methods or treatment in the past three (3) years.

          17. Detailed schedule for a two (2) year breakdown of the sales, the cost of sales, and the income or loss of each major division, department, and product or service category of the Company.

          18. Disclosure of all projected sales and earnings for the next three
          (3) years, together with explanations or any anticipated increases or decreases.

          19. A statement of cash flow, if materially different from the statement of net earnings.

          20. Disclosure of any policies regarding depreciation, depletion, amortization, items capitalized, items expensed and whether there are any differed right-offs.

          21. Disclosure of the status of any federal, state and/or local tax examinations and the date of the most recent tax audit, the years covered and any open questions relating thereto.

          22. Disclosure of any change of, or disagreement with, any auditors in the past three (3) years, and if so, why.


V.     ASSETS AND PROPERTIES
       ---------------------

          1. List of all material assets of the Company, whether tangible or intangible, including, without limitation, all real property, equipment, supplies, and inventories.

          2. Copies of the lease, if any, relating to the Company's current location and leases for any other properties occupied by the Company.

          3. Copies of all leases which relate to properties or other assets leased by the Company to third parties.

          4. If the Company owns its properties, copies of the closing documents obtained in connection therewith (i.e., title policy, deed, closing statement, appraisal, survey, etc.).

          5. Copies of any leases of equipment, computers, or other personal property.

          6.  Copies of environmental filings, reports and audits.

          7.  List of all bank accounts.

          8.  Schedule of all assets owned by the Company.

          9. Schedule and description of any real estate or other property that may have been acquired from, or leased by, or to, any officer, director, or principal shareholder, and complete information about any material transactions between the Company and any officer, director, or principal shareholder of the Company.

          10. Other than bank accounts, information concerning all banking relationships and credit lines, including factoring.


VI.    INSURANCE POLICIES
       ------------------

          1. Copies of all insurance policies (specifying the insured, insurer, beneficiary of the policy, type and amount of coverage, deductible amounts and policy number) maintained by the Company in respect of its business operations or involving any of its assets and evidence of the payment of all premiums currently due.

          2. Copies of any officers' and directors' liability insurance policies or indemnification policies and any "key-man" life insurance policies.


VII.   LICENSES AND PERMITS
       --------------------

          1. List of all permits, licenses or other governmental approvals issued to the Company which are currently used in the operation of its business in connection with or involving any of its assets.


VIII.  CONTRACTS
       ---------

          1. Copies of all other agreements or understandings to which the Company is a party involving payments of $1,000 or more per year, or which extend more than one year, including all joint venture and partnership agreements involving the Company.

          2. Copies of any acquisition agreements or development agreements during the past three (3) years and any written statements of current policies regarding acquisitions, development of new products, or expansion.

          3. Copies of any agreement relating to the disposition of any major assets during the past three (3) years.

          4. Copies of all agreements relating to borrowing of the Company including debt instruments, loan agreements, security agreements, mortgages, and guaranties.

          5. Copies of any contracts between the Company and any other affiliated entities (other than agreements already provided).

          6. Copies of any agreements between the Company and any entity affiliated with any director, nominee for election as a director, or officer.

          7. Schedule describing all transactions between the Company and any affiliates, on the one hand, and any directors, nominees for election as directors, officers or any of their associates or affiliates.

          8. A copy of the listing agreement or any other agreement between the Company and the NASD relating to the Company's listing in the pink sheets, OTC Bulletin Board or the NASDAQ Stock Market.

IX.    INTELLECTUAL PROPERTY
       ---------------------

          1. Descriptions of all patents, patents pending, copyrights, trademarks, trade names and service marks, and all documents, registrations and applications therefor owned or held by the Company.


X.     MISCELLANEOUS
       -------------

          1.  UCC lien search and judgment searches.

          2. Disclosure of whether or not the Company or any of its officers, directors, or principal shareholders have consulted on behalf of the Company with any financial or investment advisor, broker, underwriter, or investment banker, finder, or any similar person or firm. If so, disclosure of whether or not the Company, its officers, directors, or principal shareholders entered into any agreement, together with copies of all such agreements.

          3. Disclosure of whether or not there is a finder who expects compensation relating to the proposed transaction or other transactions entered into by the Company, together with the amount of such compensation.

          4. Copies of any letters of intent or other correspondence between the Company and any venture capital firm, investment banking firm, or finder.


XI.    PERSONNEL AND EMPLOYMENT MATTERS
       --------------------------------

          1.  Copies of all employment or consulting contracts.

          2. List of all employees of the Company, their respective annual compensation, a description of each employee's position with the Company, whether each employee is full or part-time, and the date and amount of each such employee's last increase in income from the Company.

          3. List of all directors and officers together with their age, education, title, functions, responsibilities, length of service, prior positions with the Company, compensation, outstanding compensation (if any), past business associations, education and any other material information relating thereto. Please include all bonus or incentive plans provided to officers and/or directors.

          4. With respect to officer, director, or principal shareholder please disclose any suits, complaints or other involvement of any nature with the Securities Exchange Commission, the National Association of Securities Dealers, or any state securities commission or agency; any arrest, indictments or convictions for any felony; any personal bankruptcy, or the bankruptcy of a corporation in which such person was an officer, director, or principal shareholder; or any current criminal indictment or investigation for the violation of any state or federal law.

          5. A disclosure and description of any stock option or other stock purchase plan, bonus or profit sharing plan, pension or deferred compensation plan, or agreement, insurance plan or program, or any other written or informal arrangement for a director, officer or employee benefits.

          6. Copies of all employee, director or officer pension benefit or welfare plans, as defined in the Employee Retirement Income Security Act of 1974, and all other plans, arrangements or commitments, whether oral or written, formal or informal, relating to executive benefits, severance, sick pay, vacation, bonus, retirement, pension, profit sharing, stock option, deferred compensation, life, medical or dental insurance, or other benefits covering any employee, director or officer, or former employee, director or officer of the Company or which the Company maintains, contributes to, sponsors or participates in.

          7. Copies of collective bargaining agreements with any trade union currently in effect.

          8. Disclosure of all transactions of any nature whatsoever by the Company in the past two (2) years (or planned in the future) with any officers, directors, principal shareholders, or any of their relatives or affiliates, including a copy of any written plan or agreement relating thereto.

          9. Disclosure of any litigation arising out of the relationship between the Company and any of its officers or directors.

          10. Description of all unions or other collecting bargaining organizations that represent the employees of the Company and the number of employees who belong to each such union.

          11. Copies of all union contracts.

          12. Description of the relations with the labor force of the Company, including (i) disclosure of whether or not the relations are good, fair or turbulent; (ii) disclosure of any difficulties in obtaining qualified personnel; and (iii) description of any anticipated problems or personnel availability or turnover.

          13. Description of any arrangements or agreements, formal or informal, with any outside consultants, advisors, agents or other third parties.


XII.   LITIGATION
       ----------

          1. List of all pending or threatened litigation or governmental or private proceedings.

          2. Description of any existing facts or circumstances which could ripen into or result in the initiation of any litigation.

          3. List of all outstanding or unsatisfied judgments, decrees, citations, orders, injunctions, awards and settlement agreements.

          4. List of all notices of default, cancellations or terminations under leases and material contracts, and of all events which with the passage of time or notice or both, could become defaults or the basis for termination or cancellation.

          5. Copies of all material correspondence from outside counsel regarding pending or threatened litigation.


          WE, HEREBY CERTIFY AND ATTEST that the above and the attached information in response to the above provisions is true, accurate and complete in every respect.


                                    THE LAWTON-YORK CORPORATION



______________________________      By:  _________________________
Witness
                                    Name: ________________________

______________________________      Title: _______________________
Witness



______________________________      By:  _________________________
Witness
                                    Name: ________________________

______________________________      Title: _______________________
Witness



______________________________      By:  _________________________
Witness
                                    Name: ________________________

______________________________      Title: _______________________
Witness



______________________________      By:  _________________________
Witness
                                    Name: ________________________

______________________________      Title: _______________________
Witness

                                 SCHEDULE 4-C
                          THE LAWTON-YORK CORPORATION
                                 BALANCE SHEET
                                 As Of 1/31/99

                                    ASSETS

         CURRENT ASSETS
         CHASE CHECKING                                                $ 20,289
           SMITH BARNEY                                                $  2,037
            INVESTMENTS                                                $ 45,818
    ACCOUNTS RECEIVABLE                                                $491,550
     DUE FROM EMPLOYEES                                                $  4,162
       PREPAID EXPENSES                                                $ 58,890
              INVENTORY                                                $  6,415
                                                                       --------
                                     TOTAL CURRENT ASSETS              $629,161
                                                                       --------

       LONG TERM ASSETS
    FIXED ASSETS NET OF                                                $ 28,847
           DEPRECIATION
      SECURITY DEPOSITS                                                $  2,291
                                                                       --------
                                    TOTAL LONG TERM ASSETS             $ 31,138
                                                                       --------

                                                                       --------
                                         TOTAL ASSETS                  $660,299
                                                                       ========

                               LIABILITIES & STOCKHOLDERS EQUITY

    CURRENT LIABILITIES
               EXCHANGE                                                $  1,933
       ACCOUNTS PAYABLE                                                $325,592
      SALES TAX PAYABLE                                                $  3,599
    PAYROLL TAX PAYABLE                                                $ 10,161
           401K PAYABLE                                                $  3,269
    COMMISSIONS PAYABLE                                                $ 56,074
CORPORATION TAX PAYABLE                                                $    102
  RENT SECURITY DEPOSIT                                                $  3,000
                                                                       --------
                                       TOTAL LIABILITIES               $403,730
                                                                       --------

    STOCKHOLDERS EQUITY
           COMMON STOCK                                                $ 20,087
         TREASURY STOCK                                                $(10,281)
        CAPITAL SURPLUS                                                $  2,148
      RETAINED EARNINGS                                                $253,333
   CURRENT INCOME(LOSS)                                                $ (8,718)
                                                                       --------
                                   TOTAL STOCKHOLDERS EQUITY           $256,569
                                                                       --------

                                                                       --------
                            TOTAL LIABILITIES & STOCKHOLDERS EQUITY    $660,299
                                                                       ========

                                       30